As filed with the Securities and Exchange Commission on June 28, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 NCI BUILDING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	76-0127701
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10943 North Sam Houston Parkway West	77064
Houston, Texas 77064	(Zip Code)
(Addresses of Principal Executive Offices)

 NCI Building Systems, Inc. Deferred Compensation Plan
(as Amended and Restated effective December 1, 2009)
(Full title of the plan)

 Todd R. Moore
Executive Vice President, Chief Legal, Risk & Compliance Officer and Corporate Secretary
10943 North Sam Houston Parkway West
Houston, Texas 77064
(Name and address of agent for service)

(281) 897-7788
(Telephone number, including area code, of agent for service)

 copy to:

Morgan Hayes
Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
(212) 909-6983
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated fi ler,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Deferred Compensation Obligations (1)	$3,000,000	N/A	$3,000,000	$373.50

(1)
Represents $3,000,000 of deferred compensation obligations offered under NCI Building Systems, Inc. Deferred Compensation Plan (as Amended and Restated effective December 1, 2009, as amended January 31, 2016 and as may be further amended from time to time).

(2)	Estimated pursuant to Rule 457(h) solely for the purpose of computing the registration fee.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*
* This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by NCI Building Systems, Inc. (the “Company” or “Registrant”) with respect to its Deferred Compensation Plan (the “DCP”) referred to on the cover of this Registration Statement. Information required by Part I to be contained in the Section 10(a) prospectus for the DCP is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8. The document(s) containing the information required in Part I of this Registration Statement will be sent or given to each of the Company’s employees who is eligible to participate in the DCP, as specified by Rule 428(b)(1) under the Securities Act. Such document(s) are not being filed with the Securities and Exchange Commission (the “Commission”), but constitute (together with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
EXPLANATORY NOTE
This Registration Statement registers additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the Plan is effective. Accordingly, pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference herein the contents of such registration statements on Form S-8 (Registration No. 333-139983, Registration No. 333-166279, and Registration No. 333-173417), including any amendments thereto or filings incorporated therein, and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this registration statement.
Item 3. Incorporation of Documents by Reference
The Registrant is incorporating by reference into this Registration Statement the following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•
The Registrant’s Annual Report on Form 10-K (including information specifically incorporated by reference into the Registrant’s Form 10-K from the definitive proxy statement on Schedule 14A prepared in connection with the Annual Meeting of Stockholders held on February 28, 2018) for the fiscal year ended October 29, 2017;

•	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since October 29, 2017; and

•
The description of the Registrant’s Common Stock contained in the Registrant’s Form 8-A, filed on July 20, 1998, and any subsequent amendment thereto filed for the purpose of updating such description.

Except to the extent that information is deemed “furnished” and not “filed” pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits
See Index to Exhibits, which is incorporated herein by reference.

  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on June 28, 2018.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Donald R. Riley
Donald R. Riley
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 28, 2018 by the following persons in the capacities indicated.

Name	Title

/s/ Donald R. Riley	President, Chief Executive Officer and Director (Principal Executive Officer)
Donald R. Riley

* Mark E. Johnson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

* Bradley S. Little	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)

* James S. Metcalf	Chairman of the Board

* Kathleen J. Affeldt	Director

* George L. Ball	Director

* James G. Berges	Director

* Gary L. Forbes	Director

* John J. Holland	Director

* Lawrence J. Kremer	Director

* George Martinez	Director

* Nathan K. Sleeper	Director

* William R. VanArsdale	Director

* Jonathan L. Zrebiec	Director

* Donald R. Riley, by signing his name hereto on the 28th day of June, 2018, does hereby sign this document pursuant to powers of attorney duly executed by the Officers and Directors named above, filed with the Commission on behalf of such Officers and Directors, all in the capacities and on the date indicated.

/s/ Donald R. Riley
Donald R. Riley, Attorney-in-Fact

Index to Exhibits

Exhibit Number	Description
4.1
NCI Building Systems, Inc. Deferred Compensation Plan (as Amended and Restated effective December 1, 2009) (filed as Exhibit 4.5 to Form S-8 dated April 23, 2010, and incorporated by reference herein.).

4.2
Sixth Amendment to the NCI Building Systems, Inc. Deferred Compensation Plan (as Amended and Restated effective January 31, 2016) (filed as Exhibit 10.7 to Registrant’s Form 10-Q dated March 9, 2016, and incorporated by reference herein).

5.1*	Opinion of Matthew D. Thiem, Vice President - Legal of NCI Building Systems, Inc.
23.1*	Consent of Matthew D. Thiem, Vice President - Legal of NCI Building Systems, Inc. (included in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP.
24.1*	Power of Attorney.

* Filed herewith